 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 10, 2009

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the item set forth below.

Item 8.01    Other Events.

On July 14, 2009, the Registrant disclosed that the date of its 2009 annual meeting of shareholders would be September 3, 2009.  Since the annual meeting has been delayed by more than 30 calendar days from the date of the annual meeting the year before, the Registrant is hereby giving notice that shareholders will have until July 28, 2009, or an additional two weeks, to make a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be acted upon at the 2009 annual meeting of shareholders.  Any such proposals must be presented at the Registrant’s principal office in Matthews, North Carolina, located at 1150 Crews Road, Suite F, Matthews, NC  28105, for the proposal to be eligible for inclusion in the Registrant’s 2009 Proxy Statement and form of Proxy.

According to the Registrant’s 2008 Proxy Statement, shareholders desiring to make a proposal pursuant to Rule 14a-8 to be acted upon at the 2009 annual meeting of shareholders had to present such proposal to the Registrant by January 23, 2009 to be eligible for inclusion in the Registrant’s 2009 Proxy Statement and form of Proxy.  No proposals were presented to the Registrant.

In addition, pursuant to the Registrant’s By-laws, notice of a proposal to be made from the floor at the 2009 annual meeting of shareholders has to be delivered no earlier than June 5, 2009 and no later than August 19, 2009 in order to be considered timely.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date: July 14, 2009	By:	/s/ Mark D. Roberson
Mark D. Roberson, Acting Chief Executive Officer and Chief Financial Officer